Exhibit 99.2

FORM OF PROXY CARD

ANNUAL MEETING OF STOCKHOLDERS OF

WYNDHAM INTERNATIONAL, INC.

                    , 2005

Class A Common Stockholders

Please date, sign and mail

your proxy card in the envelope provided

as soon as possible

¯ Please detach along perforated line and mail in the envelope provided . ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 4 AND “FOR” ALL NOMINEES LISTED IN PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Proposal 1.	The proposal to adopt the agreement and plan of merger, dated as of June 14, 2005, by and among Wind Hotels Holdings Inc., Wind Hotels Acquisition Inc. and Wyndham pursuant to which (1) Wind Hotels Acquisition Inc. will be merged with and into Wyndham with Wyndham as the surviving corporation and a wholly-owned subsidiary of Wind Hotels Holdings Inc.; (2) each issued and outstanding share of our class A common stock and class B common stock will be converted into the right to receive $1.15 in cash, without interest; (3) each issued and outstanding share of our series A preferred stock and series B preferred stock will be converted into the right to receive an amount in cash, without interest, equal to the quotient obtained by dividing (a) $1,195,033,723 by (b) the aggregate number of issued and outstanding shares of series A preferred stock and series B preferred stock immediately prior to the effective time of the Blackstone merger (rounded to the nearest cent); provided, that the per share merger consideration for each share of series A and series B preferred stock shall in no event exceed $72.17 per share; and (4) all accrued and unpaid dividends on issued and outstanding shares of series A preferred stock and series B preferred stock if any, shall, as of the effective time of the Blackstone merger, be cancelled without any consideration being payable in respect thereof.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

Proposal 2.	The proposal to adopt the recapitalization and merger agreement, dated as of April 14, 2005, by and among Wyndham, WI Merger Sub, Inc., a wholly-owned subsidiary of Wyndham, Apollo Investment Fund IV, L.P., Apollo Real Estate Investment Fund IV, L.P., AIF/THL PAH LLC, BCP Voting, Inc., as Trustee for the Beacon Capital Partners Voting Trust, Thomas H. Lee Equity Fund IV, L.P., Thomas H. Lee Foreign Fund IV, L.P. and Thomas H. Lee Foreign Fund IV-B, L.P., pursuant to which WI Merger Sub, Inc. will be merged with and into Wyndham, with Wyndham as the surviving corporation, and in which (1) the existing classification of Wyndham’s common stock will be eliminated; (2) each issued and outstanding share of our class A common stock and class B common stock will be converted into one share of common stock, par value $0.01 per share, of Wyndham; (3) each issued and outstanding share of our series A preferred stock and series B preferred stock will be converted into a number of shares of our common stock such that, immediately following the effective time of the recapitalization merger, the holders of series A preferred stock and series B preferred stock immediately prior to the effective time of the recapitalization merger will hold in the aggregate approximately 85% of the outstanding common stock of Wyndham (including for this purpose 11 million shares that may be issued by Wyndham in connection with the settlement of certain pending litigation, but excluding shares issuable upon the exercise of options, and restricted shares that have vested, since April 5, 2005), and the holders of class A common stock and class B common stock immediately prior to the effective time of the recapitalization merger will hold in the aggregate approximately 15% of the outstanding common stock of Wyndham; and (4) all accrued and unpaid dividends on issued and outstanding shares of the series A preferred stock and series B preferred stock, if any, shall, as of the effective time of the recapitalization merger be cancelled without consideration being payable in respect thereof. THE RECAPITALIZATION MERGER WILL ONLY OCCUR IF THE BLACKSTONE MERGER DOES NOT OCCUR AND THE BLACKSTONE MERGER AGREEMENT DESCRIBED IN PROPOSAL 1 ABOVE IS TERMINATED IN ACCORDANCE WITH ITS TERMS.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

Proposal 3.	To elect directors to our board of directors to serve until the earlier of (1) the 2006 annual meeting of our stockholders or until their respective successors are duly elected and qualified or (2) the effective time of the Blackstone merger or the recapitalization merger.

FOR ALL NOMINEES	WITHHOLD AUTHORITY FOR ALL NOMINEES	FOR ALL EXCEPT (See instructions below)
☐	☐	☐
Nominees:
Karim Alibhai	(Class A Director)	o
Leonard Boxer	(Class A Director)	o
Adela Cepeda	(Class A Director)	o
Milton Fine	(Class A Director)	o
Fred J. Kleisner	(Class A Director)	o
Rolf E. Ruhfus	(Class A Director)	o
Lynn C. Swann	(Class A Director)	o
Sherwood M. Weiser	(Class A Director)	o
Marc A. Beilinson	(Class C Director)	o
Lee Hillman	(Class C Director)	o
Lawrence J. Ruisi	(Class C Director)	o

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold authority, as shown here    •

Proposal 4.	The proposal to ratify the appointment of PricewaterhouseCoopers LLP as Wyndham’s independent registered public accounting firm for the 2005 fiscal year.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

The undersigned hereby acknowledges receipt of Wyndham’s Notice of Annual Meeting and Proxy Statement/Prospectus dated                 , 2005 and hereby revokes any proxy or proxies heretofore given with respect to the matters set forth above.

(PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED SELF-ADDRESSED

AND POSTMARKED ENVELOPE.)

Signature of Stockholder	Date	Signature of Stockholder	Date

NOTE:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

WYNDHAM INTERNATIONAL, INC.

1950 Stemmons Freeway, Suite 6001, Dallas, Texas 75207

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF WYNDHAM INTERNATIONAL, INC.

I hereby appoint Fred J. Kleisner and Mark A. Solls, and each of them, proxies with the full power of substitution and resubsititution, and hereby authorize them to represent me and to vote all shares of class A common stock held by me for me, as designated on the reverse side, at the annual meeting (the “Annual Meeting”) of Wyndham International, Inc., a Delaware corporation, to be held on                 , 2005 at 10 a.m., local time, at the offices of JPMorgan Chase & Co., 277 Park Avenue, New York, New York, Second Floor, and at any postponement or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed on the reverse side, or if no direction is indicated on the reverse side, in accordance with the recommendation of the Board of Directors on each proposal. This proxy will be voted, in the discretion of the proxyholder, upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Please vote, sign and date on the reverse side and return promptly in the enclosed envelope.

*************

FORM OF PROXY CARD

ANNUAL MEETING OF STOCKHOLDERS OF

WYNDHAM INTERNATIONAL, INC.

                    , 2005

Series B Preferred Stockholders

Please date, sign and mail

your proxy card in the envelope provided

as soon as possible

¯ Please detach along perforated line and mail in the envelope provided . ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 4 AND “FOR” ALL NOMINEES LISTED IN PROPOSAL 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Proposal 1.	The proposal to adopt the agreement and plan of merger, dated as of June 14, 2005, by and among Wind Hotels Holdings Inc., Wind Hotels Acquisition Inc. and Wyndham pursuant to which (1) Wind Hotels Acquisition Inc. will be merged with and into Wyndham with Wyndham as the surviving corporation and a wholly-owned subsidiary of Wind Hotels Holdings Inc.; (2) each issued and outstanding share of our class A common stock and class B common stock will be converted into the right to receive $1.15 in cash, without interest; (3) each issued and outstanding share of our series A preferred stock and series B preferred stock will be converted into the right to receive an amount in cash, without interest, equal to the quotient obtained by dividing (a) $1,195,033,723 by (b) the aggregate number of issued and outstanding shares of series A preferred stock and series B preferred stock immediately prior to the effective time of the Blackstone merger (rounded to the nearest cent); provided, that the per share merger consideration for each share of series A and series B preferred stock shall in no event exceed $72.17 per share; and (4) all accrued and unpaid dividends on issued and outstanding shares of series A preferred stock and series B preferred stock if any, shall, as of the effective time of the Blackstone merger, be cancelled without any consideration being payable in respect thereof.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

Proposal 2.	The proposal to adopt the recapitalization and merger agreement, dated as of April 14, 2005, by and among Wyndham, WI Merger Sub, Inc., a wholly-owned subsidiary of Wyndham, Apollo Investment Fund IV, L.P., Apollo Real Estate Investment Fund IV, L.P., AIF/THL PAH LLC, BCP Voting, Inc., as Trustee for the Beacon Capital Partners Voting Trust, Thomas H. Lee Equity Fund IV, L.P., Thomas H. Lee Foreign Fund IV, L.P. and Thomas H. Lee Foreign Fund IV-B, L.P., pursuant to which WI Merger Sub, Inc. will be merged with and into Wyndham, with Wyndham as the surviving corporation, and in which (1) the existing classification of Wyndham’s common stock will be eliminated; (2) each issued and outstanding share of our class A common stock and class B common stock will be converted into one share of common stock, par value $0.01 per share, of Wyndham; (3) each issued and outstanding share of our series A preferred stock and series B preferred stock will be converted into a number of shares of our common stock such that, immediately following the effective time of the recapitalization merger, the holders of series A preferred stock and series B preferred stock immediately prior to the effective time of the recapitalization merger will hold in the aggregate approximately 85% of the outstanding common stock of Wyndham (including for this purpose 11 million shares that may be issued by Wyndham in connection with the settlement of certain pending litigation, but excluding shares issuable upon the exercise of options, and restricted shares that have vested, since April 5, 2005), and the holders of class A common stock and class B common stock immediately prior to the effective time of the recapitalization merger will hold in the aggregate approximately 15% of the outstanding common stock of Wyndham; and (4) all accrued and unpaid dividends on issued and outstanding shares of the series A preferred stock and series B preferred stock, if any, shall, as of the effective time of the recapitalization merger be cancelled without any consideration being payable in respect thereof. THE RECAPITALIZATION MERGER WILL ONLY OCCUR IF THE BLACKSTONE MERGER DOES NOT OCCUR AND THE BLACKSTONE MERGER AGREEMENT DESCRIBED IN PROPOSAL 1 ABOVE IS TERMINATED IN ACCORDANCE WITH ITS TERMS.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

Proposal 3.	To elect directors to our board of directors to serve until the earlier of (1) the 2006 annual meeting of our stockholders or until their respective successors are duly elected and qualified or (2) the effective time of the Blackstone merger or the recapitalization merger.

FOR ALL NOMINEES	WITHHOLD AUTHORITY FOR ALL NOMINEES	FOR ALL EXCEPT (See instructions below)
☐	☐	☐
Nominees:
Leon D. Black	(Class B Director)	o
Thomas H. Lee	(Class B Director)	o
Alan M. Leventhal	(Class B Director)	o
William L. Mack	(Class B Director)	o
Lee S. Neibart	(Class B Director)	o
Eric L. Press	(Class B Director)	o
Scott A. Schoen	(Class B Director)	o
Scott M. Sperling	(Class B Director)	o
Marc A. Beilinson	(Class C Director)	o
Lee Hillman	(Class C Director)	o
Lawrence J. Ruisi	(Class C Director)	o

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold authority, as shown here    •

Proposal 4.	The proposal to ratify the appointment of PricewaterhouseCoopers LLP as Wyndham’s independent registered public accounting firm for the 2005 fiscal year.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

The undersigned hereby acknowledges receipt of Wyndham’s Notice of Annual Meeting and Proxy Statement/Prospectus dated                 , 2005 and hereby revokes any proxy or proxies heretofore given with respect to the matters set forth above.

(PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED SELF-ADDRESSED

AND POSTMARKED ENVELOPE.)

Signature of Stockholder	Date	Signature of Stockholder	Date

NOTE:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

WYNDHAM INTERNATIONAL, INC.

1950 Stemmons Freeway, Suite 6001, Dallas, Texas 75207

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF WYNDHAM INTERNATIONAL, INC.

I hereby appoint Fred J. Kleisner and Mark A. Solls, and each of them, proxies with the full power of substitution and resubstitution, and hereby authorize them to represent me and to vote all shares of series B preferred stock held by me for me, as designated on the reverse side, at the annual meeting (the “Annual Meeting”) of Wyndham International, Inc., a Delaware corporation, to be held on                 , 2005 at 10 a.m., local time, at the offices of JPMorgan Chase & Co., 277 Park Avenue, New York, New York, Second Floor, and at any postponement or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed on the reverse side, or if no direction is indicated on the reverse side, in accordance with the recommendation of the Board of Directors on each proposal. This proxy will be voted, in the discretion of the proxyholder, upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Please vote, sign and date on the reverse side and return promptly in the enclosed envelope.

*************